                                                                   EXHIBIT 10.14


                                     LEASE

Dansk Teknologisk Institut
Gregersensvej
P.O. Box 141
DK-2630 Taastrup

as lessor (hereinafter called DTI)

and

Phytera A/S
Gregersensvej
DK-2630 Taaistrup

as lessee (hereinafter called Phytera)

have entered into the following lease today:

1.

THE SIZE AND LOCATION OF THE PREMISES

The premises comprise a total of 425 sq.m. gross floorage in building no. 4 belonging to DTI, situated at Gregersensvej, DK-2630 Taastrup.

Please see the attached floor plan (Annex 1) which describes the leased floorage in more detail.

2.

OUTDOOR AREAS

DTI shall ensure that the outdoor areas are cleaned, gravelled and cleared for snow to the extent necessary.

The employees and visitors of Phytera may park private cars according to the rules applying to DTI.

3.

THE USE OF THE PREMISES

The premises shall be used as laboratories and offices. The premises may not be used for any other purposes without the written consent of DTI.

Phytera shall be entitled to use the canteen facilities free of charge.

Phytera may also use DTI's class and meeting rooms to the extent that they are not used by DTI.

4.

LIABILITY TO THIRD PARTIES, INCLUDING PUBLIC AUTHORITIES

The premises may be used within the limits of current legislation and in accordance with the directions given by the authorities. Phytera has sole liability for the use of the premises and a duty to free DTI from any liability and indemnify any expenses incurred by DTI as a consequence of Phytera's use of the premises in relation to the public authorities as well as private persons.

The premises shall not be used in a way which may be of inconvenience to others or the building as such, caused by odeur, noise, overloading of installations etc.

5.

COMMENCEMENT AND TERMINATION OF THE LEASE

The lease commences on 1 September 1996 and runs until terminated by either of the parties with 6 month's written notice calculated from the first day of a month. Unless either of the parties commits breach of contract, the lease cannot terminate before 1 August 2001.

6.

SIZE AND ADJUSTMENT OF THE RENT

The annual rent amounts to DKK 207,250, two hundred and seven thousand and two hundred fifty Danish Kroner. The rent is to be paid quarterly in advance with addition of VAT.

The annual rent has been calculated on the following basis:

      Office floorage   195 sq. m. at DKK 650 per sq. m.

      Workshop floorage   230 sq. m. at DKK 350 per sq. m.


The basic rent shall be adjusted annually on 1 January in line with the net price index, but no less than 2%. The adjustment shall be made on the basis of the developments in the net price index in the period from 1 October to the next 1 October prior to the time of adjustment. The rent shall be adjusted once on 1 January 1997 on the basis of the change in the net price index in the period from 1 October 1995 to 1 October 1996. In case of a drop in the net price index the rent will not be reduced.

The price index adjustment appears from the calculation example (Annex 2) included in pursuance to section 9 (4) of the Act of Rent Adjustment in business premises etc.

In addition, the DTI may increase the rent irrespective of granted interminability, if property taxes or any new public authority duties or taxes increase.

7.

EXPENSES DEPENDENT ON CONSUMATION

As part of the rent, Phytera shall contribute to the consumption-dependent expenses for electricity, water and heating.

The charges for electricity, water and heating shall be calculated according to consumption in relation to the leased space and shall be payable quarterly with DKK 11,925 on account. VAT shall be added to the amount.

The above amount is estimated and may be increased or reduced.

8.

TELEPHONE AND TELEFAX

At its own expense, Phytera shall be entitled to install and use its own telephone and telefax without using DTI's switching system.

9.

DEPOSIT

As security for Phytera's obligations, a deposit of DKK 51,813, + VAT equivalent to three month's rent, shall be paid when the contract is signed.

10.

MAINTENANCE

Phytera shall be responsible for the maintenance of the interior of the premises.

In this respect, Phytera shall among other things maintain or renew/replace paint, flooring, locks, keys, sanitary and electrical installations and fittings as well as carry out the necessary maintenance as laid down in section 20 of the Danish Rent Act.

DTI shall be responsible for the maintenance of the exterior.

11.

ON DELIVERY OF THE PREMISES

At the commencement of the lease, the premises are taken over as inspected with the agreed changes to the building, cf. Annex 3. At the end of the lease, the premises shall be delivered up in the same condition as they were in at the commencement of the lease, deprediation due to wear and tear excepted, i.e. in good order and repair with installations in working order and flooring and fittings intact.

12.

REDECORATION AND OTHER CHANGES

With DTI's prior written consent, Phytera shall be entitled to redecorate or make changes to the premises. Unless otherwise stated in DTI's written consent, Phytera shall remove any changes and fully re-establish the premises at the end of the lease.

13.

DISPLAYS

Phytera shall be entitled to conventional displays if their presentation and placing are approved by DTI in advance.

14.

INSURANCE

Phytera shall have a duty of maintenance as regards the windows and any glass doors of the premises. Phytera shall take out its own glass insurance if they want glass coverage. Fire insurance and other insurance in respect of the building shall be taken out and kept effective by DTI.

If Phytera's special activities imply unusual increases in the insurance premiums concerning the property according to written statement from the insurance company, DTI shall be entitled to add this increase to the rent.

15.

FINANCING OF BUILDOUT

DTI agrees to finance the cost of the buildout of the premises. Phytera shall repay DTI for the buildout costs over five (5) years. Such repayments shall be included with Phytera's quarterly rent payments. Interest on the financial costs must be paid at the rate of the discount rate + 6% p.a. Security for payment of the financial costs is required. Phytera agrees to fully repay DTI for the buildout costs prior to vacating the premises. At its discretion, Phytera may accelerate its repayment of the buildout costs without any penalty.

16.

SUB-LEASE

Phytera shall be entitled to sublease subject to DTI's approval of the subleasee.

17.

BREACH OF CONTRACT

As regards breach of contract on the part of Phytera, confer the provisions of the legislation on rent.

18.

FORM CONDITIONS

In addition to above, the conditions of the attached form A 1994, approved by the Danish Housing Agency (Annex 4), shall apply.

19.

COSTS

Stamp duties on this lease shall be paid by Phytera.

Taastrup   On 26. July 1996                      On
--------      -------------      ----------------  ----------------

Dansk Teknologisk Institut        Phytera A/S


/s/ Peter C. Nielsen              /s/ Malcolm Morville
---------------------------       ---------------------------------

ANNEX 1:          DIAGRAM OF FLOOR PLAN OF LEASED PREMISES
--------          ----------------------------------------

ANNEX 2:          ILLUSTRATION OF POSSIBLE ADJUSTMENT OF THE RENT
--------          -----------------------------------------------



According to section 6 in the lease and according to the Danish Rent act, section 9, 4, possible consequences, of the adjustment act are to be listed as follows:

If the net price index increases with 2% annually, the rent will be as follows in the period listed:


          1996      207250,00
          1997      211395,00
          1998      215622,90
          1999      219935,36
          2000      224334,07
          2001      228820,75
          2002      233397,16
          2003      238065,10
          2004      242826,41
          2005      247682,93
          2006      252636,59
          2007      257689,33
          2008      262843,11

This is just a consultative calculation, as the change in the net price index may go up as well as down.

ANNEX 3:          DIAGRAM OF CHANGES TO THE BUILDING
--------          ----------------------------------

                SUMMARY OF PHYTERA COOLING/HEATING REQUIREMENTS
                -----------------------------------------------

Annex 4:          DANISH HOUSING AGENCY FORM CONDITIONS
--------          -------------------------------------